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12/30/89


                            HONEYWELL EXECUTIVE LIFE

                               INSURANCE AGREEMENT


THIS AGREEMENT made and entered into effective the __________ day of _________________, 199___, by and between HONEYWELL INC. ("Employer"), and
________________________________________________________________ ("Owner");
WHEREAS, _______________________________________________ ("Employee") is a
valued employee of Employer and Employer wishes to retain him in its employ;
and

WHEREAS, as an inducement to Employee's continued employment, Employer wishes to assist Employee with his personal life insurance program by entering into the Honeywell Executive Life Insurance Agreement with the Owner.


NOW, THEREFORE, the Employer and Owner agree as follows:


1. IDENTIFICATION OF POLICY. The policy number of the life insurance policy to which this Agreement relates ("Policy"), the name of the Company issuing such Policy ("Insurer"), and the Owner's death benefit payable in the event of the Employee's death shall be set forth on Exhibit A to this Agreement as determined by the Employer effective each January 1 during the term of this Agreement.


2. OWNERSHIP OF POLICY. Owner or his (or its) transferee shall be the owner of the Policy, and may exercise all ownership rights granted to the Owner by the terms of the Policy. Notwithstanding any other provisions of this Agreement or any form of policy assignment executed by Owner or his (or its) transferee in connection with this Agreement, it is the express intention of the parties to reserve to the Owner all rights in and to the Policy granted to the Owner by its terms, including, but not limited to, the right to assign the Owner's interest in the Policy, the right to change the beneficiary of the Policy, the right to exercise settlement options, the right to borrow against the cash value of the Policy, and the right to surrender or cancel the Policy, in whole or in part. Employer shall neither have nor exercise any right in or to the Policy which could, in any way, endanger, defeat or impair any of the rights of the Owner in the Policy, including the right to collect the proceeds of the Policy in excess of the amount due the Employer, as provided in this Agreement. The only rights in and to the Policy granted to the Employer shall be limited to its security interest in the "surrender value" of the Policy, which for all purposes of this Agreement shall be as defined in the Policy, and a portion of the death benefit of the Policy, as hereinafter provided. The Employer shall not assign any of its rights in the Policy to anyone other than the Owner (or the Owner's transferee, if the Owner has transferred his or its rights in the Policy).

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3.   PREMIUM.  The Owner shall contribute to the Employer an amount equal to the annual economic benefit derived by the Owner (as determined by the Employer in accordance with Revenue Rulings 64-328 and 66-110 and set forth in item 7 of Exhibit A), or, if less, the premium for that year as set forth in item 6 of Exhibit A. If the Owner is also the Employee, such contribution shall be made by periodic payroll deductions. If the Owner is other than the Employee, the Owner shall pay the Owner's portion of the premium to the Employer in a lump sum at the beginning of each Policy year. The Employer shall pay the remainder of each total premium on the Policy. The total annual premium due on such Policy, effective January 1 for each year during the term of this Agreement, shall be set forth in item 6 on Exhibit A of this Agreement, as determined by the Employer.


4. ASSIGNMENT. Contemporaneously with this Agreement, the Owner has assigned the Policy to the Employer under the form of Assignment attached as Exhibit B, as it may be amended from time to time to reflect any modifications to Exhibit A with respect to the Insurer or policy number, which Assignment gives the Employer the right to recover the premiums it has paid on the Policy less amounts received under the Agreement from the Owner ("net premium outlay") from the surrender value of the Policy and to recover a portion of the death benefit of the Policy. The interest of the Employer in and to the Policy shall be specifically limited to the following rights:

     a. The right to recover the lesser of its net premium outlay or the surrender value of the Policy in the event the Policy is totally surrendered or cancelled by the Owner, or the right to receive the surrender proceeds to the extent of its net premium outlay in the event the Policy is partially surrendered by the Owner as provided in paragraph 5;

     b. The right to recover the death benefit proceeds remaining after the Owner's death benefit set forth in item 5 of Exhibit A has been paid to the Owner's designated beneficiary upon the death of Employee, as provided in paragraph 7 below;

     c. The right to recover the lesser of its net premium outlay or the surrender value of the Policy, or to receive ownership of the Policy, in the event of termination of this Agreement, as provided in paragraphs 6(a) and 6(b) below; and

     d. The right to recover its net premium outlay to the extent a Policy loan made by the Owner in any year exceeds the lesser of the Owner's portion of the premium for that year as specified in item 7 of Exhibit A or the increase for that year in the surrender value of the Policy, as provided in paragraph 8.



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5.   SURRENDER OR CANCELLATION.  The Owner shall have the sole right to surrender or cancel the Policy, in whole or in part, and to receive its surrender value. The parties agree that the Owner shall partially surrender the Policy within thirty (30) days following the later of Employee's termination of employment with the Employer and the tenth anniversary of the effective date of this Agreement. In the event of any partial or complete surrender or cancellation, the Employer shall be provided at least fifteen (15) days written notice of the surrender or cancellation of the Policy, in whole or in part, by the Owner prior to the Owner's receipt of the surrender value of the Policy from the Insurer.

In the event of a complete surrender or cancellation of the Policy, the balance of the surrender value remaining after the payment provided for in paragraph 4(a), if any, shall belong to the Owner. It is agreed that the entire amount of the surrender value of the Policy shall be payable to the Owner who shall immediately upon receipt remit to the Employer the amount to which it is entitled pursuant to paragraph 4(a). It is the purpose of this provision specifically to provide that the sole and exclusive right to surrender or cancel the Policy, in whole or in part, is vested in the Owner, and that the Employer shall have no right to cancel or surrender the Policy, in whole or in part, subject to the Employer's right to terminate the Agreement pursuant to paragraph 6.


6. TERMINATION OF AGREEMENT. This Agreement may be terminated, subject to the provisions of subparagraphs (a) and (b) below, by either party's giving notice in writing to the other party. In the event of the termination of Employee's employment with the Employer after the tenth anniversary of the effective date of this Agreement for any reason other than Employee's death, this Agreement shall terminate automatically, subject to the provisions of the subparagraphs
(a) and (b) below:

     a. In the event of termination of this Agreement as provided in this paragraph 6, the Owner shall have the right to obtain the release of the Assignment of the Policy to the Employer. To obtain a release of the Assignment, the Owner shall, within thirty (30) days after the date of termination of the Agreement, surrender, in whole or in part, or cancel the Policy, and after providing at least fifteen (15) days written notice to the Employer prior to the receipt of the surrender value of the Policy, pay to the Employer immediately upon the Owner's receipt thereof the lesser of the Employer's net premium outlay or the surrender value of the Policy, computed as of the date of termination of the Agreement. Upon receipt of such amount, the Employer shall execute an appropriate instrument of release of the Assignment of the Policy.



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     b.   If the Owner fails to surrender or cancel the Policy within thirty (30) days of the date of termination of the Agreement, then, after such 30-day period, the Owner shall execute any and all instruments that may be required to vest ownership of the Policy in the Employer. Thereafter, the Owner shall have no further interest in the Policy or this Agreement.


7. DEATH. Upon the death of Employee, the Owner shall be entitled to receive a death benefit in the amount specified in item 5 of Exhibit A. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the Employer.


8. LOANS. The Owner shall have the sole right to borrow against the Policy, and the Employer shall have no right to obtain loans against the Policy, directly or indirectly, from the Insurer or from any other person, or to pledge or assign the Policy as security for any loan. If the Owner in any Policy year borrows from the Policy an amount in excess of the Owner's portion of the annual premium specified in item 7 of Exhibit A for that year or the increase in the surrender value of the Policy for the year, whichever is less, the Employer shall be entitled to receive such excess amount, to the extent of its net premium outlay under this Agreement. The Owner shall pay any interest due on any Policy loan it obtains.


9. TRANSFEREE. In the event Owner shall transfer all of his (or its) interest in the Policy, then all of Owner's interest in the Policy and in this Agreement shall be vested in his (or its) transferee, who shall be substituted as a party under this Agreement, and the transferring Owner shall have no further interest in the Policy or in this Agreement.


10. SUCCESSORS AND ASSIGNS. This Agreement shall bind Employer, its successors and assigns, and Employee and Owner and their heirs, executors, administrators and transferees, and any Policy beneficiary. The Employer agrees that it will not merge or consolidate with another employer, corporation, or organization, or permit its business and activities to be taken over by any other organization unless or until the succeeding or continuing employer, corporation or other organization shall expressly assume the rights and obligations of the Employer set forth in this Agreement.


11. EFFECT ON EMPLOYMENT. This Agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provision restrict the right of Employee to terminate his employment, at any time not in contravention of any applicable employment agreement.



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12.  INSURER.  The Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or action taken by it in accordance with the Policy shall fully discharge it from all claims, suits and demands of all persons whatsoever. Except as specifically provided by endorsement on the Policy, the Insurer shall in no way be bound by the provisions of this Agreement.


13. CLAIMS PROCEDURE. The following claims procedure shall apply to this Agreement under the Honeywell Executive Life Insurance Agreement:

     a. FILING OF A CLAIM FOR BENEFITS. The Owner or the Owner's beneficiary shall make a claim to the Employer for the benefits provided under the Agreement in the manner provided in this Agreement.

     b. NOTIFICATION TO CLAIMANT OF DECISION. If a claim is wholly or partially denied, notice of the decision, meeting the requirements of paragraph 13(c) following, shall be furnished to the claimant within ninety (90) days after receipt of the claim by the Employer, unless special circumstances, such as the need to hold a hearing, require an extension of time for processing the claim. If an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the end of the initial ninety (90) day period, indicating the special circumstances requiring the extension and the date by which a final decision is expected. An extension of time shall in no event exceed a period of ninety (90) days from the end of the initial ninety (90) day period. If notice of the denial of a claim is not furnished in accordance with the provisions of this paragraph, the claim shall be deemed denied and the claimant may proceed with the review procedure set forth in paragraph 13(d) following.

     c. CONTENT OF NOTICE. The Employer shall provide to any claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant, the following:

          1.   The specific reason or reasons for the denial;
          2. Specific reference to pertinent provisions of the Agreement on which the denial is based;
          3. A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
          4. An explanation of the Agreement's claim review procedure, as set forth in paragraphs 13(d) and (e) following, together with any review procedures specified by the Employer.



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     d.   REVIEW PROCEDURE.  The purpose of the review procedures set forth in this paragraph 13(d) and in paragraph 13(e) following is to provide a procedure by which a claimant under this Agreement may have a reasonable opportunity to appeal a denial of a claim to the Employer as named fiduciary for a full and fair review. To accomplish that purpose, the claimant or his or her duly authorized representative:

          1.   May request a review upon written application to the Employer;
          2.   May review pertinent documents; and
          3.   May submit issues and comments in writing.

          A claimant (or his or her duly authorized representative) shall request a review by filing a written application for review with the Employer at any time within sixty (60) days after receipt by the claimant of written notice of the denial of the claim.


     e. DECISION ON REVIEW. A decision of a denied claim shall be made in the following manner:

          1. The decision on review shall be made by the Employer, which may in its discretion hold a hearing on the denied claim. The Employer shall make its decision promptly, and not later than sixty (60) days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of the request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished within the time specified, the claim shall be deemed denied on review.
          2. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent provisions of the Agreement on which the decision is based.


14. AMENDMENT. Except as provided in paragraph 6 and in paragraphs 1 and 3 pertaining to Exhibit A, this Agreement may not be cancelled, amended, altered or modified, except by a written instrument signed by all of the parties.



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15.  NOTICES.  Any notice, consent or demand required or permitted to be given under the provisions of this Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his, her or its last known address as shown on the records of the Employer. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.


16. GENDER AND NUMBER. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine or neuter gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.


17. CONTROLLING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by and construed pursuant to the laws of the State of Minnesota.


IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.



OWNER                                   HONEYWELL INC.

___________________________________

By_________________________________     By______________________________________
                                          Its Authorized Vice
                                              President


___________________________________     ________________________________________
Witness                                 Witness



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